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                                                                  Exhibit 8(www)

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 23rd day of February, 2007, by and between Janus Investment Fund, a Massachusetts business trust (the "Predecessor Trust"), on behalf of Janus Institutional Cash Reserves Fund, a series of the Predecessor Trust (the "Predecessor Fund"), Janus Adviser Series, a Delaware statutory trust (the "Successor Trust"), on behalf of Janus Institutional Cash Management Fund, a series of the Successor Trust (the "Successor Fund"), and Janus Capital Management LLC, a Delaware limited liability company ("JCM").

     All references in this Agreement to action taken by the Predecessor Fund or the Successor Fund shall be deemed to refer to action taken by the Predecessor Trust and the Successor Trust, respectively, on behalf of the respective portfolio series.

     This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization (the "Reorganization") will consist of the transfer by the Predecessor Fund of all of its assets to the Successor Fund, in exchange solely for shares of beneficial interest in the Successor Fund ("New Shares") having a net asset value equal to the net asset value of the Predecessor Fund, the assumption by the Successor Fund of all the liabilities of the Predecessor Fund, and the distribution of the New Shares to the shareholders of the Predecessor Fund in complete liquidation of the Predecessor Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

     WHEREAS, the Board of Trustees of the Predecessor Trust and the Successor Trust has determined that it is in the best interest of the Predecessor Fund and the Successor Fund, respectively, that the assets of the Predecessor Fund be acquired by the Successor Fund pursuant to this Agreement and that the interests of existing shareholders will not be diluted as a result of this transaction;

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.   PLAN OF REORGANIZATION

     1.1 Subject to the terms and conditions herein set forth, the Predecessor Trust shall transfer all of the assets of the Predecessor Fund, as set forth in paragraph 1.2, to the Successor Fund, and, in exchange therefore, the Successor Trust shall cause the Successor Fund to (i) deliver to the Predecessor Fund full and fractional New Shares of the Successor Fund equal in number to the shares of the Predecessor Fund outstanding as of the close of regular session trading on the New York Stock Exchange on the Closing Date, as set forth in Article 2 and
(ii) assume all liabilities of the Predecessor Fund, as set forth in paragraph
1.2. Such transactions shall take place at the closing provided for in paragraph
2.1 (the "Closing").

     1.2 The assets of the Predecessor Fund to be acquired by the Successor Fund shall consist of all property and assets of the Predecessor Fund, whether real personal, tangible or intangible, including, without limitation, all cash, securities, commodities and futures interests, and dividends or interest receivable which are owned by the Predecessor Fund and any deferred

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or prepaid expenses shown as an asset on the books of the Predecessor Fund on the closing date provided in paragraph 2.1 (the "Closing Date"). The Successor Fund will assume all of the liabilities, expenses, costs, charges and reserves of the Predecessor Fund of any kind, whether absolute, accrued, contingent or otherwise in existence on the Closing Date.

     1.3 Immediately after the consummation of the transaction set forth in paragraph 1.1, the Predecessor Fund will completely liquidate and distribute pro rata to its shareholders of record, determined as of immediately after the close of business on the Closing Date (the "Current Shareholders"), the New Shares received by the Predecessor Fund pursuant to paragraph 1.1. Such distribution and liquidation will be accomplished by the transfer of the New Shares then credited to the accounts of the Predecessor Fund on the books of the Successor Fund to open accounts on the share records of the Successor Fund in the names of the Current Shareholders and representing the respective pro rata number of the New Shares due each such shareholder. All issued and outstanding shares of the Predecessor Fund will simultaneously be canceled on the books of the Predecessor Trust. The Successor Fund shall not issue certificates representing the New Shares in connection with such exchange. Ownership of New Shares will be shown on the books of the Successor Trust's transfer agent. As soon as practicable after the Closing, the Predecessor Trust shall take all steps necessary to effect a complete dissolution of the Predecessor Fund.

     1.4 Prior to the valuation time, the Predecessor Fund shall issue to the Successor Fund one nominal share of the Predecessor Fund for consideration of $1.00 for the sole purpose of allowing the Predecessor Fund as sole shareholder of the Successor Fund, to approve the investment advisory agreement between the Successor Fund and JCM substantially similar to the current advisory agreement between the Predecessor Fund and JCM, to take effect the day following Closing. After this approval and before the Valuation Time, such share shall be redeemed by the Successor Fund.

2.   CLOSING AND CLOSING DATE

     2.1 The Closing Date shall be February 23, 2007, or such date as the parties may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 4:00 p.m. New York Time. The Closing shall be held at the offices of JCM, 151 Detroit Street, Denver, Colorado 80206, or at such other time and/or place as the parties may agree.

     2.2 The Predecessor Trust shall cause Janus Services LLC (the "Transfer Agent"), transfer agent of the Predecessor Fund, to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Current Shareholders and the number and percentage ownership of outstanding shares of the Predecessor Fund owned by each such shareholder immediately prior to the Closing. The Successor Fund shall issue and deliver a confirmation evidencing the New Shares to be credited on the Closing Date to the Secretary of the Predecessor Trust or provide evidence satisfactory to the Predecessor Trust that such New Shares have been credited to the accounts of the Predecessor Fund on the books of the Successor Fund. At the Closing, each party shall deliver to the other such bills of sales, checks,


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assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

3.   REPRESENTATIONS AND WARRANTIES

     3.1 The Predecessor Trust, on behalf of the Predecessor Fund, hereby represents and warrants to the Successor Fund as follows:

          (i) the Predecessor Trust is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has full corporate power and authority to conduct its business as presently conducted;

          (ii) the Predecessor Trust has full power and authority to execute, deliver and carry out the terms of this Agreement on behalf of the Predecessor Fund;

          (iii) the execution and delivery of this Agreement on behalf of the Predecessor Fund and the consummation of the transactions contemplated hereby are duly authorized and no other proceedings on the part of the Predecessor Trust or the shareholders of the Predecessor Fund are necessary to authorize this Agreement and the transactions contemplated hereby;

          (iv) this Agreement has been duly executed by the Predecessor Trust on behalf of the Predecessor Fund and constitutes its valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other rights affecting creditors' rights generally, and general equitable principles;

          (v) neither the execution and delivery of this Agreement by the Predecessor Trust on behalf of the Predecessor Fund, nor the consummation by the Predecessor Trust on behalf of the Predecessor Fund of the transactions contemplated hereby, will conflict with, result in a breach or violation of or constitute (or with notice, lapse of time or both) a breach of or default under, the Predecessor Trust's Amended and Restated Agreement and Declaration of Trust ("Declaration of Trust") or By-Laws, as each may be amended, or any statute, regulation, order, judgment or decree, or any instrument, contract or other agreement to which the Predecessor Trust is a party or by which the Predecessor Trust or any of its assets is subject or bound;

          (vi) the unaudited statement of assets and liabilities of the Predecessor Fund as of the Closing Date, determined in accordance with generally accepted accounting principles consistently applied from the prior audited period, accurately reflects all liabilities of the Predecessor Fund as of the Closing Date; and

          (vii) no authorization, consent or approval of any governmental or other public body or authority or any other party is necessary for the execution and delivery of this Agreement by the Predecessor Trust on behalf of the Predecessor Fund or the consummation of any transactions contemplated hereby by the Predecessor Trust, other than as shall be obtained at or prior to the Closing.


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     3.2 The Successor Trust, on behalf of the Successor Fund, hereby represents and warrants to the Predecessor Fund as follows:

          (i) the Successor Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted;

          (ii) the Successor Trust has full power and authority to execute, deliver and carry out the terms of this Agreement on behalf of the Successor Fund;

          (iii) the execution and delivery of this Agreement on behalf of the Successor Fund and the consummation of the transactions contemplated hereby are duly authorized and no other proceedings on the part of the Successor Trust or the shareholders of the Successor Fund are necessary to authorize this Agreement and the transactions contemplated hereby;

          (iv) this Agreement has been duly executed by the Successor Trust on behalf of the Successor Fund and constitutes its valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other rights affecting creditors' rights generally, and general equitable principles;

          (v) neither the execution and delivery of this Agreement by the Successor Trust on behalf of the Successor Fund, nor the consummation by the Successor Trust on behalf of the Successor Fund of the transactions contemplated hereby, will conflict with, result in a breach or violation of or constitute (or with notice, lapse of time or both constitute) a breach of or default under, the Successor Trust's Amended and Restated Trust Instrument (the "Trust Instrument") or By-Laws, as each may be amended, or any statute, regulation, order, judgment or decree, or any instrument, contract or other agreement to which the Successor Trust is a party or by which the Successor Trust or any of its assets is subject or bound;

          (vi) the net asset value per share of the Successor Fund as of the close of regular session trading on the New York Stock Exchange on the Closing Date reflects all liabilities of the Successor Fund as of that time and date; and

          (vii) no authorization, consent or approval of any governmental or other public body or authority or any other party is necessary for the execution and delivery of this Agreement by the Successor Trust on behalf of the Successor Fund or the consummation of any transactions contemplated hereby by the Successor Trust, other than as shall be obtained at or prior to the Closing.

4.   CONDITIONS PRECEDENT

     4.1 The obligations of the Predecessor Trust on behalf of the Predecessor Fund and of the Successor Trust on behalf of the Successor Fund to effectuate the Reorganization shall be subject to the satisfaction of the following conditions:


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          (i) The Successor Trust shall have filed with the Securities and
     Exchange Commission (the "Commission") a post-effective amendment to its registration statement on Form N-1A under the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), and such amendment or amendments thereto as are determined by the Board of Trustees of the Successor Trust to be necessary and appropriate to effect the registration of the New Shares (the "Registration Statement"), and the Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission (and not withdrawn or terminated);

          (ii) The applicable New Shares shall have been duly qualified for offering to the public in all states in which such qualification is required for consummation of the transactions contemplated hereunder;

          (iii) All representations and warranties of the Predecessor Trust on behalf of the Predecessor Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same force and effect as if then made, and the Successor Trust on behalf of the Successor Fund shall have received a certificate of an officer of the Predecessor Trust acting on behalf of the Predecessor Fund to that effect in form and substance reasonably satisfactory to the Successor Trust on behalf of the Successor Fund;

          (iv) All representations and warranties of the Successor Trust on behalf of the Successor Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same force and effect as if then made, and the Predecessor Trust on behalf of the Predecessor Fund shall have received a certificate of an officer of the Successor Trust acting on behalf of the Successor Fund to that effect in form and substance reasonably satisfactory to the Predecessor Trust on behalf of the Predecessor Fund;

          (v) The Predecessor Trust on behalf of the Predecessor Fund and the Successor Trust on behalf of the Successor Fund shall have received the written opinion of Vedder, Price, Kaufman & Kammholz, P.C. satisfactory to counsel for the Predecessor Trust and the Successor Trust, substantially to the effect that, for federal income tax purposes:

               (a) The acquisition by the Successor Fund of all the assets of the Predecessor Fund in exchange for the Successor Fund's assumption of all the liabilities of the Predecessor Fund and the issuance of the New Shares, followed by the distribution by the Predecessor Fund of such New Shares to the shareholders of the Predecessor Fund in exchange for their shares of the Predecessor Fund and in complete liquidation of the Predecessor Fund, will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and the Predecessor Fund and the Successor Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code;


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               (b) No gain or loss will be recognized by the Predecessor Fund
          (i) upon the transfer of its assets to the Successor Fund solely in exchange for the New Shares and the assumption by the Successor Fund of all the liabilities of the Predecessor Fund or (ii) upon the distribution of the New Shares to the shareholders of the Predecessor Fund in complete liquidation of the Predecessor Fund;

               (c) No gain or loss will be recognized by the Successor Fund upon the receipt of the assets of the Predecessor Fund in exchange for the assumption of all the liabilities and obligations of the Predecessor Fund and the issuance of the New Shares to the Predecessor Fund.

               (d) The basis of the assets of the Predecessor Fund acquired by the Successor Fund will be the same as the basis of those assets in the hands of the Predecessor Fund immediately prior to the transfer, and the holding period of the assets of the Predecessor Fund in the hands of the Successor Fund will include the period during which those assets were held by the Predecessor Fund;

               (e) The shareholders of the Predecessor Fund will recognize no gain or loss upon the exchange of all of their shares of the Predecessor Fund solely for the New Shares;

               (f) The basis of the New Shares to be received by each shareholder of the Predecessor Fund will be the same in the aggregate as the aggregate basis of the shares of the Predecessor Fund surrendered by such shareholder in exchange therefor;

               (g) The holding period of the New Shares to be received by each shareholder of the Predecessor Fund will include the period during which the shares of the Predecessor Fund surrendered by such shareholder in exchange therefor were held, provided such shares of the Predecessor Fund were held as a capital asset on the date of the exchange;

               (h) The Successor Fund will succeed to and take into account the items of the Predecessor Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder; and

               (i) The taxable year of the Predecessor Fund will not end as a result of the Reorganization. The part of the taxable yar of the Predecessor Fund before the Reorganization and the part of the taxable year of the Successor Fund after the Reorganization will constitute a single taxable year of the Successor Fund.

          (vi) The Predecessor Fund's net asset value per share calculated using market values shall not deviate by more than .5 of 1% from the net asset value per share calculated using amortized cost during the period from the date hereof to the Closing.


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5.   EXPENSES

     All of the expenses and costs of the Reorganization and the transactions contemplated thereby shall be borne by JCM.

6.   ENTIRE AGREEMENT

     The Predecessor Trust agrees on behalf of the Predecessor Fund and the Successor Trust agrees on behalf of the Successor Fund that this Agreement constitutes the entire agreement between the parties.

7.   TERMINATION

     This Agreement and the transactions contemplated hereby may be terminated and abandoned by resolution of the Board of Trustees of the Predecessor Trust or the Successor Trust, at any time prior to the Closing Date, if circumstances should develop that, in the opinion of the Board of Trustees, make proceeding with the Agreement inadvisable.

8.   AMENDMENTS

     This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties.

9.   NOTICES

     Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the parties hereto at their principal place of business.

10.  HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY

     10.1 The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.2 This Agreement may be executed in any number of counterparts each of which shall be deemed an original.

     10.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     10.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     10.5 It is expressly agreed that the obligations of the Predecessor Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees


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of the Predecessor Trust personally, but shall bind only the trust property of the Predecessor Trust, as provided in the Declaration of Trust of the Predecessor Trust. The execution and delivery by such officers of the Predecessor Trust shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Predecessor Trust as provided in the Declaration of Trust of the Predecessor Trust. The Predecessor Trust is a series company with multiple series and has entered into this Agreement on behalf of the Predecessor Fund.

     10.6 It is expressly agreed that the obligations of the Successor Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Successor Trust personally, but shall bind only the trust property of the Successor Trust, as provided in the Trust Instrument of the Successor Trust. The execution and delivery by such officers of the Successor Trust shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Successor Trust as provided in the Trust Instrument of the Successor Trust. The Trust is a series company with multiple series and has entered into this Agreement on behalf of the Successor Fund.

     10.7 The sole remedy of a party hereto for a breach of any representation or warranty made in this Agreement by the other party shall be an election by the non-breaching party not to complete the transactions contemplated herein.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date set forth above.

ATTEST                                  JANUS INVESTMENT FUND

                                        For and on behalf of Janus Institutional
                                        Cash Reserves Fund


Name: /s/ Sue Sander                    By: /s/ Kelley Abbott Howes
      -------------------------------       ------------------------------------
      Asst. Secretary                   Name: Kelley Abbott Howes
                                              ----------------------------------
                                        Title: President
                                               ---------------------------------


ATTEST                                  JANUS ADVISER SERIES

                                        For and on behalf of Janus Institutional
                                        Cash Management Fund


Name: /s/ Sue Sander                    By: /s/ Stephanie Grauerholz-Lofton
      -------------------------------       ------------------------------------
      Asst. Secretary                   Name: Stephanie Grauerholz-Lofton
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                        THE UNDERSIGNED IS A PARTY TO THIS
                                        AGREEMENT SOLELY FOR THE PURPOSES OF
                                        SECTION 5:


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ATTEST                                  JANUS CAPITAL MANAGEMENT LLC


Name: /s/ Sue Sander                    By: /s/ David R. Martin
      -------------------------------       ------------------------------------
      Asst. Secretary                   Name: David R. Martin
                                              ----------------------------------
                                        Title: Executive Vice President and
                                               Chief Financial Officer
                                               ---------------------------------


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